Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-283942 and 333-212095) and Form S-8 (Nos. 333-283506, 333-279169, 333-271718, 333-264813, 333-255922, 333-238079, 333-230614, 333-223922, 333-220149, 333-216703, 333-210379, and 333-207434) of Aclaris Therapeutics, Inc. of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia Pennsylvania
February 27, 2025